Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-188489; File No. 333-159632; File No. 333-101996; File No. 333-83968; File No. 333-14067; and File No. 33-41295) pertaining to Furmanite Corporation of our report dated June 27, 2014, related to the financial statement of Furmanite Corporation 401(k) Savings Investment Plan as of December 31, 2013, included in this annual report on Form 11-K for the year ended December 31, 2014.

/s/ UHY LLP

Albany, New York
June 26, 2015